Exhibit 8.1

LIST OF CERTAIN SUBSIDIARIES OF AMÉRICA MÓVIL, S.A.B. DE C.V.

As of March 31, 2023

Name of Company	Jurisdiction	Ownership Interest	Main Activity
Sercotel, S.A. de C.V.	Mexico	100.0	Holding Company
Radiomóvil Dipsa, S.A. de C.V. (Telcel)	Mexico	100.0	Wireless
AMX Tenedora, S.A. de C.V.	Mexico	100.0	Holding Company
Teléfonos de México, S.A.B. de C.V.	Mexico	98.8	Fixed-line
AMX International Mobile, S.A. de C.V.	Mexico	100.0	Holding Company
Claro S.A. (Claro Brazil)	Brazil	99.6	Fixed-line/Wireless
Claro NXT Telecomunicações S.A.	Brazil	99.7	Wireless
Americel S.A.	Brazil	100.0	Wireless
Comunicación Celular S.A. (Comcel)	Colombia	99.5	Wireless
América Móvil B.V.	Netherlands	100.0	Holding Company
Telekom Austria AG	Austria	51.0	Fixed-line/Wireless
Telecomunicaciones de Guatemala, S.A.	Guatemala	99.3	Fixed-line/Wireless
Claro Guatemala, S.A.	Guatemala	100.0	Wireless
Cablenet, S.A. (Cablenet)	Guatemala	95.8	Fixed-line
Compañía de Telecomunicaciones de El Salvador (CTE), S.A. de C.V.	El Salvador	95.8	Fixed-line
Telecomoda, S.A. de C.V. (Telecomoda)	El Salvador	95.8	Directories Provider
CTE Telecom Personal, S.A. de C.V.	El Salvador	95.8	Wireless
Estesa Holding Corp.	Panama	100.0	Holding Company
Empresa Nicaragüense de Telecomunicaciones, S.A.	Nicaragua	99.6	Fixed-line/Wireless
Cablenet, S.A.	Nicaragua	100.0	Cable TV
Estaciones Terrenas de Satélite, S.A. (Estesa)	Nicaragua	100.0	Cable TV
Servicios de Comunicaciones de Honduras, S.A. de C.V. (Sercom Honduras)	Honduras	100.0	Wireless
Consorcio Ecuatoriano de Telecomunicaciones, S.A. (Conecel)	Ecuador	100.0	Wireless
América Móvil Perú, S.A.C.	Peru	100.0	Wireless
AMX Argentina, S.A.	Argentina	100.0	Wireless
Telmex Argentina, S.A.	Argentina	100.0	Fixed-line
Ertach, S.A.	Argentina	100.0	Wireless
AMX Paraguay, S.A.	Paraguay	100.0	Wireless
AM Wireless Uruguay, S.A.	Uruguay	100.0	Wireless
Telstar, S.A.	Uruguay	100.0	Fixed-line
Flimay, S.A.	Uruguay	100.0	DTH
Compañía Dominicana de Teléfonos, S. A. (Codetel)	Dominican Republic	100.0	Fixed-line/Wireless
Puerto Rico Telephone Company, Inc.	Puerto Rico	100.0	Fixed-line/Wirele